Exhibit 99.1

EMERALD EXPOSITIONS’ BOARD OF DIRECTORS AUTHORIZES

UP TO $20 MILLION SHARE REPURCHASE PROGRAM

SAN JUAN CAPISTRANO, Calif. (November 20, 2018)—Emerald Expositions Events, Inc. (NYSE:EEX) (“Emerald” or the “Company”), a leading U.S. business-to-business trade show, event, and conference producer, today announced that its Board of Directors (“Board”) has authorized up to a $20 million common stock share repurchase program. The Company anticipates funding any share repurchases from its cash on hand and permitted borrowings under the Company’s credit facilities.

Philip Evans, Interim Chief Executive Officer and Chief Financial Officer, commented, “Given the Company’s attractive business model, characterized by strong annual free cash generation, management has maintained a balanced capital allocation strategy, which has included accretive acquisitions, ongoing investment in the business, debt paydown, and the Company’s quarterly dividend. Management and the Board’s decision to initiate a share repurchase program reflects our belief that Emerald’s shares are trading at a significant discount to intrinsic value and represents an evolution of our disciplined capital allocation strategy.”

Repurchases may be made from time to time through and including December 31, 2019, subject to early termination or extension by the Board, through open-market purchases (either with or without a 10b5-1 plan), block transactions, privately negotiated purchases or otherwise. The repurchase program may be suspended or discontinued at any time without notice. There is no minimum number of shares that the Company is required to repurchase and the timing and amount of any shares repurchased under the program will depend on a variety of factors, including available liquidity, general market and economic conditions, regulatory requirements, capital structure optimization, valuation metrics and other factors. Emerald has approximately 73.2 million shares of common stock outstanding, with a public float of approximately 26.1 million shares.

About Emerald Expositions

Emerald is the largest operator of business-to-business trade shows in the United States by net square feet (“NSF”), with most of our trade shows dating back several decades. Emerald currently operates more than 55 trade shows, as well as numerous other events. In 2017, Emerald’s events connected over 500,000 global attendees and exhibitors and occupied over 6.9 million NSF of exhibition space.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding management’s expectations, estimates and assumptions regarding purchases of outstanding shares of common stock as well as expectations, estimates and assumptions regarding future operating results and investment, dividend payments, M&A activity, debt extinguishment, and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, estimates and assumptions are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, estimates and assumptions will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included in this press release including availability of capital to repurchase shares of our common stock and our ability to do so in compliance with our obligations under the agreements governing our outstanding indebtedness; our ability to continue to pay dividends, pay down debt, and identify and execute acquisition opportunities; and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the Company’s Forms 10-Q and 8-K. The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Emerald Expositions Events, Inc.

Philip Evans, Interim Chief Executive Officer and Chief Financial Officer

1-866-339-4688 (866EEXINVT)

Investor.relations@emeraldexpo.com

Source: Emerald Expositions Events, Inc.